UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

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Aerojet Rocketdyne Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

STEEL PARTNERS HOLDINGS L.P.

SPH GROUP HOLDINGS LLC

SPH GROUP LLC

STEEL PARTNERS HOLDINGS GP INC.

WEBFINANCIAL HOLDING CORPORATION

STEEL EXCEL, INC.

STEEL PARTNERS LTD.

WARREN G. LICHTENSTEIN

JAMES R. HENDERSON

JOANNE M. MAGUIRE

AUDREY A. MCNIFF

AIMEE J. NELSON

MARTIN TURCHIN

HEIDI R. WOOD

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On May 18, 2022, Warren Lichtenstein, Executive Chairman of Aerojet Rocketdyne Holdings, Inc., issued the following press release:

Aerojet Rocketdyne Executive Chairman and Aligned Shareholder Warren Lichtenstein Announces Slate’s Recruitment of Experienced and Qualified CEO Candidate

Highlights the Lichtenstein Slate Would Seek to Appoint Mark Tucker, Former COO of Aerojet Rocketdyne and Former Executive at Northrop Grumman, as the Company’s Next CEO Upon Being Elected by Shareholders

Notes Mr. Tucker Supported Significant Value Creation at Aerojet Rocketdyne and Possesses More Than 35 Years of Highly Relevant Industry Experience

NEW YORK--(BUSINESS WIRE)--Aerojet Rocketdyne Holdings, Inc. (NYSE: AJRD) (“Aerojet Rocketdyne” or the “Company”) Executive Chairman Warren Lichtenstein, who collectively with his affiliates and the participants in his solicitation owns approximately 5.5% of the Company's outstanding shares, today announced that his slate of seven highly qualified director candidates (collectively, the “Lichtenstein Slate”) has recruited Mark Tucker to serve as its Chief Executive Officer candidate to replace current Chief Executive Officer Eileen Drake. If elected to the Board of Directors by Aerojet Rocketdyne’s shareholders, the Lichtenstein Slate expects to take the steps necessary to appoint Mr. Tucker as Chief Executive Officer and task him with fortifying the management team and overseeing operational and financial improvements. Mr. Tucker previously served as the Company’s Chief Operating Officer from 2015 through 2020, which was a period of significant growth and shareholder value creation. He has more than 35 years of experience in the defense and space sectors, including holding senior roles at Northrop Grumman Corporation.

Mr. Lichtenstein commented:

“Time and again, I have said that the current contest over the future of Aerojet Rocketdyne should be determined by which slate of director candidates has true credibility and vision. I believe my slate’s recruitment of Mark Tucker further demonstrates that we possess these essential qualifications. Mark is a world-class aerospace executive with deep institutional knowledge of Aerojet Rocketdyne, extensive expertise in the defense and space categories, and a proven track record of driving value creation. He has the integrity and pedigree to reinvigorate the Company’s culture and quickly begin implementing initiatives to enhance revenue, margins and cash flows.”

Mr. Tucker added:

“I see a tremendous opportunity to help stabilize Aerojet Rocketdyne and oversee stronger results for the Company’s shareholders, customers and employees. While I have no interest in commenting on the events that have led to this contest, I can say with great conviction that the status quo cannot persist and all of Aerojet Rocketdyne’s stakeholders deserve better. The Company needs a functioning Board of Directors, a stable management team and a more confident employee base that has clear direction for carrying out planning, production and delivery of orders. I am fully prepared to put in place the pillars of stability and long-term value creation. Serving as Chief Executive Officer of Aerojet Rocketdyne is the ideal capstone to my nearly four-decade career in the aerospace world.”

Mark Tucker Biography

Mark Tucker is a proven aerospace executive and previously served as Aerojet Rocketdyne’s Chief Operating Officer from 2015 through 2020. When he was an executive at the Company, Mr. Tucker was responsible for leading the Engineering, Manufacturing, Supply Chain, Quality, Contracts & Pricing, Safety, Health & Environment and Information Technology organizations, as well as oversight of the company’s 11 operating sites in nine states. His career also encompasses 30 years with Northrop Grumman Corporation, where he held vice president positions in Operations, Supply Chain Management, Program Management and Competitive Capture Pursuits. He earned his Bachelor of Science in Aeronautical Operations from California State University, San Jose, and a Master of Business Administration from California State University, Long Beach. He is a graduate of the Executive Marketing Program at the University of California, Los Angeles and also a graduate of the Executive Financial Analysis Program at Wharton School of Business, University of Pennsylvania.

***

Certain Information Concerning the Participants

Warren Lichtenstein and SPH Group Holdings LLC, a Delaware limited liability company (“SPHG Holdings”), who together with the other participants named herein (collectively, the “Steel Partners Group”), intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2022 annual meeting of stockholders of Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (the “Company”). This communication is being sent in the individual capacities of the members of the Steel Partners Group, and not by or on behalf of the Company. No Company resources were used in connection with these materials.

In the event that a special meeting of shareholders is called, the Steel Partners Group intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes in connection with the proposals to be acted upon by stockholders at such special meeting.

The participants in the proxy solicitation are anticipated to be SPHG Holdings, Steel Partners Holdings L.P., a Delaware limited partnership (“Steel Holdings”), SPH Group LLC, a Delaware limited liability company (“SPHG”), Steel Partners Holdings GP Inc., a Delaware corporation (“Steel Holdings GP”), WebFinancial Holding Corporation, a Delaware corporation (“WebFinancial”), Steel Excel, Inc., a Delaware corporation (“Steel Excel”), Steel Partners, Ltd., a Delaware corporation (“SPL”), Warren G. Lichtenstein, James R. Henderson, Joanne M. Maguire, Audrey A. McNiff, Aimee J. Nelson, Martin Turchin and Heidi R. Wood.

As of the date hereof, SPHG Holdings directly owned 1,497 shares of Common Stock, $0.10 par value, of the Company (the “Shares”), WebFinancial directly owned 3,482,572 Shares and Steel Excel directly owned 465,427 Shares. Steel Holdings owns 99% of the membership interests of SPHG. SPHG is the sole member of SPHG Holdings. Steel Holdings GP is the general partner of Steel Holdings, the managing member of SPHG and the manager of SPHG Holdings. Accordingly, each of Steel Holdings and Steel Holdings GP may be deemed to beneficially own the Shares directly owned by SPHG Holdings. SPHG owns 100% of the outstanding shares of common stock of WebFinancial. Accordingly, Steel Holdings, SPHG and Steel Holdings GP may be deemed to beneficially own the Shares directly owned by WebFinancial. SPHG Holdings owns 100% of the outstanding shares of common stock of Steel Excel. Accordingly, each of Steel Holdings, SPHG, SPHG Holdings and Steel Holdings GP may be deemed to beneficially own the Shares directly owned by Steel Excel. As of the date hereof, SPL directly owned 60,546 Shares. Mr. Lichtenstein is the Chief Executive Officer of SPL. Accordingly, Mr. Lichtenstein may be deemed to beneficially own the Shares directly owned by SPL. As of the date hereof, Warren G. Lichtenstein directly owned 207,953 Shares. An additional 526,695 Shares are held by a “rabbi trust,” the receipt of which has been deferred by Mr. Lichtenstein pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 526,695 Shares are not deemed to be beneficially owned by Mr. Lichtenstein. As of the date hereof, James R. Henderson directly owned 48,107 Shares. An additional 83,986 Shares are held by a “rabbi trust,” the receipt of which has been deferred by Mr. Henderson pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 83,986 Shares are not deemed to be beneficially owned by Mr. Henderson. As of the date hereof, Audrey A. McNiff directly owned 4,787 Shares. An additional 3,988 Shares are held by a “rabbi trust,” the receipt of which has been deferred by Ms. McNiff pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 3,988 Shares are not deemed to be beneficially owned by Ms. McNiff. As of the date hereof, Martin Turchin directly owned 108,066 Shares. Additionally, Mr. Turchin beneficially owned indirectly an aggregate of 12,500 Shares held in several trusts of which he is a trustee. An additional 5,886 Shares are held by a “rabbi trust,” the receipt of which has been deferred by Mr. Turchin pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 5,886 Shares are not deemed to be beneficially owned by Mr. Turchin. As of the date hereof, Joanne M. Maguire, Aimee J. Nelson and Heidi R. Wood did not beneficially own any securities of the Company.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Steel Partners Holdings L.P.’s (“SPLP”) current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," "will" and similar expressions. These forward-looking statements are based on information currently available to SPLP and are subject to risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, the adverse effects of the COVID-19 pandemic to SPLP’s business, results of operations, financial condition and cash flows; material weaknesses in SPLP’s internal control over financial reporting; fluctuations in crude oil and other commodity prices; substantial cash funding requirements that may be required in the future as a result of certain of SPLP’s subsidiaries’ sponsorship of defined benefit pension plans; significant costs, including remediation costs, as a result of complying with environmental laws or failing to comply with other extensive regulations, including banking regulations; the impact of climate change legislation or regulations restricting emissions of greenhouse gases on costs and demand for SPLP’s services; impacts to SPLP’s liquidity or financial condition as a result of legislative and regulatory actions; SPLP’s ability to maintain sufficient cash flows from operations or through financings to meet its obligations under its senior credit facility; risks associated with SPLP’s business strategy of acquisitions; losses sustained in SPLP’s investment portfolio; the impact of interest rates on SPLP’s investments, such as increased interest rates or the use of a SOFR based interest rate in SPLP’s credit facilities; reliance on the intellectual property owned by others and SPLP’s ability to protect its own intellectual property and licenses; risks associated with conducting operations outside of the United States, including changes in trade policies and the costs or limitations of acquiring materials and products used in SPLP’s operations; risks of litigation; impacts to SPLP’s WebBank business as a result of the highly regulated environment in which it operates, as well as the risk of litigation regarding the processing of PPP loans and the risk that the SBA may not fund some or all PPP loan guaranties; potentially disruptive impacts from economic downturns in various sectors; loss of customers by SPLP’s subsidiaries as a result of not maintaining long-term contracts with customers; risks related to SPLP’s key members of management and the senior leadership team; SPLP’s agreement to indemnify its manager pursuant to its management agreement, which may incentivize the manager to take unnecessary risks; risks related to SPLP’s common and preferred units, including potential price reductions for current unitholders if additional common or preferred units are issued, as well as the lack of an active market for SPLP’s units as a result of transfer restrictions contained in SPLP’s partnership agreement; the ability of SPLP’s subsidiaries to fully use their tax benefits; impacts as a result of changes in tax rates, laws or regulations, including U.S. government tax reform; labor disruptions as a result of vaccine mandated by the United States federal government. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of SPLP's filings with the SEC, including SPLP's Form 10-K for the year ended December 31, 2021, for information regarding risk factors that could affect SPLP's results. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as otherwise required by law, SPLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contacts

Longacre Square Partners

Joe Germani / Greg Marose

jgermani@longacresquare.com / gmarose@longacresquare.com

Okapi Partners

Mark Harnett, 646-556-9350

mharnett@okapipartners.com